Exhibit 21.1

                            D&E Communications, Inc.

                           Subsidiaries of the Company
                             as of December 31, 1999
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The following is a listing of all subsidiaries of the Registrant, the state of incorporation of each, and the names under which subsidiaries do business.



                                          State of                    Doing Business
       Subsidiary                      Incorporation                   Under Name of
       ----------                      -------------                  --------------
Denver and Ephrata Telephone
   and Telegraph Company               Pennsylvania                D&E Telephone Company

D&E Telephone and Data
   Systems, Inc.                       Pennsylvania                D&E Telephone and Data
                                                                      Systems, Inc.,
                                                                   D&E Long Distance,
                                                                   D&E Telestore,
                                                                   D&E Computer Networking
                                                                      Services

D&E Wireless, Inc.                     Pennsylvania                D&E Wireless, Inc.

D&E Investments, Inc.                  Nevada                      D&E Investments, Inc.

PCS Licenses, Inc.                     Nevada                      PCS Licenses, Inc.

D&E Systems, Inc.                      Delaware                    D&E Systems, Inc.